New York Mortgage Trust Reports
Third Quarter 2017 Results

NEW YORK, NY - November 2, 2017 (GLOBE NEWSWIRE) - New York Mortgage Trust, Inc. (Nasdaq: NYMT) (“NYMT,” the “Company,” “we,” “our” or “us”) today reported results for the three and nine months ended September 30, 2017.

Summary of Third Quarter 2017:

•	Basic net income attributable to common stockholders of $24.6 million, or $0.22 per share, and comprehensive income to common stockholders of $25.5 million, or $0.23 per share.

•	Net interest income of $13.3 million and portfolio net interest margin of 281 basis points.

•
Book value per common share of $6.05 at September 30, 2017, delivering an economic return of 3.8% for the quarter and an annualized economic return of 11.3% for the nine months ended September 30, 2017.

•	Sold distressed residential mortgage loans for aggregate proceeds of approximately $65.2 million, which resulted in a net realized gain, before income taxes, of approximately $7.3 million.

•	Received proceeds of approximately $41.5 million on sales of CMBS investment securities, realizing a gain of approximately $4.9 million.

•
Received proceeds of $25.7 million from the redemption of three joint venture investments, in connection with the sale of the underlying properties of these joint ventures, realizing income of approximately $3.7 million.

•	Received $6.2 million in proceeds for the payoff of a mezzanine loan, realizing income of approximately $1.3 million.

•	Declared third quarter dividend of $0.20 per common share that was paid on October 25, 2017.

Subsequent Events

On October 13, 2017, the Company closed on an underwritten public offering of 5,400,000 shares of the Company's 8.00% Series D Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, including 400,000 shares issued pursuant to the exercise of the underwriters' over-allotment option. The net proceeds to the Company from the issuance of its Series D Preferred Stock amounts to approximately $130.4 million after deduction of underwriting discounts and commissions and estimated offering expenses.

The Company used substantially all of the net proceeds from the issuance of the Series D Preferred Stock to purchase $58.7 million in multi-family CMBS, to fund a $4.7 million preferred equity investment and the remainder to purchase Agency RMBS.

Management Overview

Steven Mumma, NYMT's Chairman and Chief Executive Officer, commented: “The Company delivered a 3.8% economic return for the third quarter and an 11.3% annualized economic return for the first nine months of the year. The Company had GAAP earnings of $0.22 per share and comprehensive earnings of $0.23 per share for the third quarter. As of September 30, 2017, the Company’s book value per common share was $6.05, up $0.03 from the previous quarter.
The credit markets continued their improvement from the second quarter into the third quarter with spreads in many markets tightening to levels not seen since before the financial crisis. In light of the run up in valuations on certain credit assets, the Company elected to opportunistically sell approximately $42 million in CMBS, a number of which had been acquired by the Company during the prior twelve months, for a realized gain of approximately $4.9 million. In addition to the sales of these multi-family securities, the Company also exited three multi-family joint ventures for total proceeds of approximately $26 million, realizing income of $3.7 million. The Company’s distressed loan portfolio also contributed nicely to the Company’s results for the quarter, with loan sales generating a pre-tax gain of $7.3 million. The Company used a substantial portion of the net sales proceeds generated during the quarter to acquire or fund additional investments, including $44 million in residential loans and $35 million in preferred equity investments.
Subsequent to quarter end, on October 13, 2017, the Company issued $135 million of its 8% Series D Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, which will lower our average long-term cost of capital. The Company has invested approximately $63 million of the proceeds into multi-family investments, including a first loss Freddie Mac K series securitization, making this security the second Freddie Mac first loss security acquired by the Company in 2017, with the balance going into our Agency MBS strategy. We continue to believe that our portfolio is well-positioned to adapt to changing interest rate and economic market conditions."

Capital Allocation

The following tables set forth our allocated capital by investment type at September 30, 2017, our interest income and interest expense by investment type, and the weighted average yield, average cost of funds and portfolio net interest margin for our interest earning assets (by investment type) for the three months ended September 30, 2017 (dollar amounts in thousands):

Capital Allocation at September 30, 2017:
	Agency RMBS	Agency IOs	Multi-Family (1)	Distressed Residential (2)	Other (3)	Total
Carrying Value	$377,316	$40,641	$723,170	$535,520	$136,304	$1,812,951
Liabilities
Callable	(329,263)	(26,048)	(204,220)	(188,817)	(20,517)	(768,865)
Non-Callable	—	—	(28,946)	(69,425)	(121,867)	(220,238)
Convertible	—	—	—	—	(128,273)	(128,273)
Hedges (Net) (4)	750	7,045	—	—	—	7,795
Cash (5)	3,775	13,283	11,263	12,882	86,923	128,126
Goodwill	—	—	—	—	25,222	25,222
Other	1,109	4,925	(5,385)	12,501	(23,863)	(10,713)
Net Capital Allocated	$53,687	$39,846	$495,882	$302,661	$(46,071)	$846,005
% of Capital Allocated	6.3%	4.7%	58.7%	35.8%	(5.5)%	100.0%

Net Interest Income- Three Months Ended September 30, 2017:
Interest Income	$1,623	$308	$15,279	$5,807	$1,335	$24,352
Interest Expense	(1,184)	(170)	(2,744)	(3,091)	(3,843)	(11,032)
Net Interest Income	$439	$138	$12,535	$2,716	$(2,508)	$13,320

Portfolio Net Interest Margin - Three Months Ended September 30, 2017
Average Interest Earning Assets (6)	$396,588	$56,735	$536,537	$531,050	$126,848	$1,647,758
Weighted Average Yield on Interest Earning Assets (7)	1.64%	2.17%	11.39%	4.37%	4.21%	5.91%
Less: Average Cost of Funds (8)	(1.37)%	(2.35)%	(4.46)%	(4.28)%	(2.57)%	(3.10)%
Portfolio Net Interest Margin (9)	0.27%	(0.18)%	6.93%	0.09%	1.64%	2.81%

(1)
The Company through its ownership of certain securities has determined it is the primary beneficiary of the Consolidated K-Series and has consolidated the Consolidated K-Series into the Company’s consolidated financial statements.  Average Interest Earning Assets for the quarter excludes all Consolidated K-Series assets other than those securities actually owned by the Company. Interest income amounts represent interest income earned by securities that are actually owned by the Company. A reconciliation of net capital allocated to and net interest income from multi-family investments is included below in “Additional Information.”

(2)	Includes $369.7 million of distressed residential mortgage loans, $28.0 million of distressed residential mortgage loans, at fair value and $133.0 million of Non-Agency RMBS.

(3)
Other includes our residential mortgage loans held in securitization trusts amounting to $79.9 million, residential mortgage loans, at fair value of $41.5 million, investments in unconsolidated entities amounting to $11.2 million and mortgage loans held for sale and mortgage loans held for investment totaling $3.5 million. Mortgage loans held for sale and mortgage loans held for investment are included in the Company’s accompanying condensed consolidated balance sheets in receivables and other assets. Non-callable liabilities consist of $45.0 million in subordinated debentures and $76.9 million in residential collateralized debt obligations.

(4)	Includes derivative assets, derivative liabilities, payable for securities purchased and restricted cash posted as margin.

(5)
Includes $8.9 million held in overnight deposits in our Agency IO portfolio to be used for trading purposes and $12.9 million in deposits held in our distressed residential securitization trusts to be used to pay down outstanding debt. These deposits are included in the Company’s accompanying condensed consolidated balance sheets in receivables and other assets.

(6)	Our Average Interest Earning Assets is calculated each quarter based on daily average amortized cost of the interest earning assets in our investment portfolio.

(7)	Our Weighted Average Yield on Interest Earning Assets was calculated by dividing our annualized interest income for the quarter by our Average Interest Earning Assets for the quarter.

(8)
Our Average Cost of Funds was calculated by dividing our annualized interest expense for the quarter by our average interest bearing liabilities, excluding our subordinated debentures and convertible notes, which generated interest expense of approximately $0.6 million and $2.6 million, respectively, for the quarter. Our Average Cost of Funds includes interest expense on our interest rate swaps and amortization of premium on our swaptions.

(9)
Portfolio Net Interest Margin is the difference between our Weighted Average Yield on Interest Earning Assets and our Average Cost of Funds, excluding the weighted average cost of subordinated debentures and convertible notes.

Prepayment History

The following table sets forth the actual constant prepayment rates (“CPR”) for selected asset classes, by quarter, for the quarterly periods indicated.

Quarter Ended	Agency ARMs	Agency Fixed-Rate RMBS	Agency IOs	Residential Securitizations	Total Weighted Average
September 30, 2017	9.4%	12.8%	17.4%	18.2%	14.9%
June 30, 2017	16.5%	9.6%	17.5%	16.8%	14.7%
March 31, 2017	8.3%	10.6%	15.9%	5.1%	12.6%
December 31, 2016	21.7%	12.3%	19.4%	11.1%	16.9%
September 30, 2016	20.7%	10.0%	18.2%	15.9%	16.1%
June 30, 2016	17.6%	10.2%	15.6%	17.8%	14.6%
March 31, 2016	13.5%	7.9%	14.7%	14.8%	12.7%
December 31, 2015	16.9%	8.5%	14.6%	31.2%	14.7%
September 30, 2015	18.6%	10.5%	18.0%	8.9%	15.1%

Third Quarter Earnings Summary

For the quarter ended September 30, 2017, we reported net income attributable to common stockholders of $24.6 million as compared to $11.1 million in the quarter ended June 30, 2017. The $13.5 million increase is primarily due to increased sales activity in our distressed residential loan portfolio, realized gains on sale of CMBS investments and income recognized on our joint venture investments and mezzanine loans.

We generated net interest income of $13.3 million and a portfolio net interest margin of 281 basis points for the quarter ended September 30, 2017 as compared to net interest income of $15.7 million and a portfolio net interest margin of 312 basis points for the quarter ended June 30, 2017. The decrease in net interest income was primarily driven by a decrease in net interest income of approximately $2.7 million from our distressed residential portfolio due to a decrease in average interest earning assets in the third quarter.

For the quarter ended September 30, 2017, we recognized other income of $24.9 million as compared to other income of $8.2 million in the quarter ended June 30, 2017. The increase in other income of $16.7 million is primarily driven by:

•	An increase in realized gains on distressed residential mortgage loans of $4.3 million resulting from increased sales activity.

•
An increase in other income of $4.6 million, which is primarily due to income recognized from redemption of three of the Company's joint venture investments and a mezzanine loan payoff during the period.

•	An increase in realized gain on investment securities and related hedges primarily due to an increase in realized gains from the sale of CMBS during the quarter.

•
An increase in net unrealized gains on multi-family loans and debt held in securitization trusts of $0.9 million primarily due to a tightening of credit spreads on multi-family CMBS acquired by us during the year.

The following table details the general and administrative expenses incurred during the third quarter of 2017 and the second quarter of 2017 (dollar amounts in thousands):

	Three Months Ended
General and Administrative Expenses	September 30, 2017	June 30, 2017
Salaries, benefits and directors’ compensation	$2,456	$2,920
Base management and incentive fees	1,386	(109)
Other general and administrative expenses	1,786	2,145
Total general and administrative expenses	$5,628	$4,956

Total general and administrative expenses for the third quarter of 2017 were approximately $5.6 million as compared to total general and administrative expenses of approximately $5.0 million for the second quarter of 2017. The increase in general and administrative expenses can be primarily attributed to the incentive fee expense on our distressed residential loan strategy due to increased sales activity during the third quarter of 2017 as compared to the second quarter of 2017.

The following table details the operating expenses related to our distressed residential mortgage loans and the consolidated multi-family apartment properties during the third quarter of 2017 and the second quarter of 2017 (dollar amounts in thousands):

	Three Months Ended
Operating Expenses	September 30, 2017	June 30, 2017
Expenses on distressed residential mortgage loans	$2,225	$2,218
Expenses related to operating real estate and real estate held for sale in consolidated variable interest entities	3,143	4,415
Total operating expenses	$5,368	$6,633

Total operating expenses for the third quarter of 2017 were $5.4 million as compared to $6.6 million for the second quarter of 2017. The decrease in total operating expenses of $1.3 million is primarily attributable to non-recognition of depreciation and amortization expense in the third quarter due to the reclassification of the two multi-family apartment properties that are consolidated in the Company's financial statements in accordance with GAAP from operating real estate held in consolidated variable interest entities to real estate held for sale in consolidated variable interest entities.

The results of operations applicable to the consolidated multi-family apartment properties included in the Company's condensed consolidated statements of operations for the three months ended September 30, 2017 are as follows (dollar amounts in thousands):

Three Months Ended September 30, 2017
Income from operating real estate and real estate held for sale in consolidated variable interest entities	$2,429
Expenses related to operating real estate and real estate held for sale in consolidated variable interest entities	3,143
Net loss from operating real estate and real estate held for sale in consolidated variable interest entities	(714)
Net loss from operating real estate and real estate held for sale in consolidated variable interest entities attributable to non-controlling interest	1,108
Net income from operating real estate and real estate held for sale in consolidated variable interest entities attributable to Company's common stockholders	$394

Analysis of Changes in Book Value

The following table analyzes the changes in book value of our common stock for the quarter ended September 30, 2017 (amounts in thousands, except per share):

	Quarter Ended September 30, 2017
	Amount	Shares	Per Share(1)
Beginning Balance	$673,381	111,891	$6.02
Common stock issuance, net	577	(37)
Balance after share issuance activity	673,958	111,854	6.02
Dividends declared	(22,371)		(0.20)
Net change in accumulated other comprehensive income:
Hedges	(176)		—
Investment securities	1,022		0.01
Net income attributable to Company's common stockholders	24,620		0.22
Ending Balance	$677,053	111,854	$6.05

(1)	Outstanding shares used to calculate book value per share for the ending balance is based on outstanding shares as of September 30, 2017 of 111,854,023.

Conference Call

On Friday, November 3, 2017 at 9:00 a.m., Eastern Time, New York Mortgage Trust's executive management is scheduled to host a conference call and audio webcast to discuss the Company’s financial results for the three and nine months ended September 30, 2017. The conference call dial-in number is (877) 312-8806. The replay will be available until Friday, November 10, 2017 and can be accessed by dialing (855) 859-2056 and entering passcode 5597269. A live audio webcast of the conference call can be accessed via the Internet, on a listen-only basis, at the Company's website at http://www.nymtrust.com. Please allow extra time, prior to the call, to visit the site and download the necessary software to listen to the Internet broadcast.

Third quarter 2017 financial and operating data can be viewed in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, which is expected to be filed with the Securities and Exchange Commission on or about November 7, 2017. A copy of the Form 10-Q will be posted at the Company’s website as soon as reasonably practicable following its filing with the Securities and Exchange Commission.

About New York Mortgage Trust

New York Mortgage Trust, Inc. is a Maryland corporation that has elected to be taxed as a real estate investment trust for federal income tax purposes (“REIT”). NYMT is an internally managed REIT in the business of acquiring, investing in, financing and managing mortgage-related and residential housing-related assets and financial assets and targets residential mortgage loans, including second mortgages and loans sourced from distressed markets, multi-family CMBS, direct financing to owners of multi-family properties through mezzanine loans and preferred equity investments, other commercial and residential real estate-related investments, Non-Agency RMBS and Agency RMBS. The Midway Group, L.P. and Headlands Asset Management, LLC provide investment management services to the Company with respect to certain of its asset classes. For a list of defined terms used from time to time in this press release, see “Defined Terms” below.

Defined Terms

The following defines certain of the commonly used terms in this press release: “RMBS” refers to residential mortgage-backed securities comprised of adjustable-rate, hybrid adjustable-rate, fixed-rate, interest only and inverse interest only, and principal only securities; “Agency RMBS” refers to RMBS representing interests in or obligations backed by pools of residential mortgage loans issued or guaranteed by a federally chartered corporation ("GSE"), such as the Federal National Mortgage Association (“Fannie Mae”) or the Federal Home Loan Mortgage Corporation (“Freddie Mac”), or an agency of the U.S. government, such as the Government National Mortgage Association (“Ginnie Mae”); "Non-Agency RMBS" refers to RMBS backed by prime jumbo mortgage loans and re-performing and non-performing loans; “Agency ARMs” refers to Agency RMBS comprised of adjustable-rate and hybrid adjustable-rate RMBS; "Agency fixed-rate RMBS" refers to Agency RMBS comprised of fixed-rate RMBS; “IOs” refers collectively to interest only and inverse interest only mortgage-backed securities that represent the right to the interest component of the cash flow from a pool of mortgage loans; “Agency IOs” refers to an IO that represents the right to the interest component of cash flow from a pool of residential mortgage loans issued or guaranteed by a GSE, or an agency of the U.S. government; “POs” refers to mortgage-backed securities that represent the right to the principal component of the cash flow from a pool of mortgage loans; “ARMs” refers to adjustable-rate residential mortgage loans; “residential securitized loans” refers to prime credit quality ARMs held in securitization trusts; “distressed residential mortgage loans” refers to pools of performing, re-performing and to a lesser extent non-performing, fixed-rate and adjustable-rate, fully amortizing, interest-only and balloon, seasoned mortgage loans secured by first liens on one- to four-family properties; “CMBS” refers to commercial mortgage-backed securities comprised of commercial mortgage pass-through securities, as well as IO or PO securities that represent the right to a specific component of the cash flow from a pool of commercial mortgage loans; “multi-family CMBS” refers to CMBS backed by commercial mortgage loans on multi-family properties; “multi-family securitized loans” refers to the commercial mortgage loans included in the Consolidated K-Series; “CDO” refers to collateralized debt obligation; “CLO” refers to collateralized loan obligation; and "Consolidated K-Series” refers to six separate Freddie Mac-sponsored multi-family loan K-Series securitizations in which the Company owns certain securities.

Additional Information

We determined that the Consolidated K-Series were variable interest entities and that we are the primary beneficiary of the Consolidated K-Series. As a result, we are required to consolidate the Consolidated K-Series’ underlying multi-family loans including their liabilities, income and expenses in our condensed consolidated financial statements. We have elected the fair value option on the assets and liabilities held within the Consolidated K-Series, which requires that changes in valuations in the assets and liabilities of the Consolidated K-Series be reflected in our condensed consolidated statements of operations.

A reconciliation of our net capital allocated to multi-family investments to our condensed consolidated financial statements as of September 30, 2017 is set forth below (dollar amounts in thousands):

Multi-family loans held in securitization trusts, at fair value	$8,399,334
Multi-family CDOs, at fair value	(7,990,619)
Net carrying value	408,715
Investment securities available for sale, at fair value	123,183
Total CMBS, at fair value	531,898
Mezzanine loan, preferred equity investments and investments in unconsolidated entities	162,639
Real estate under development (1)	21,877
Real estate held for sale in consolidated variable interest entities	64,097
Mortgages and notes payable in consolidated variable interest entities	(57,342)
Financing arrangements, portfolio investments	(204,220)
Securitized debt	(28,946)
Cash and other	5,879
Net Capital in Multi-Family	$495,882

(1)	Included in the Company’s accompanying condensed consolidated balance sheets in receivables and other assets.

A reconciliation of our net interest income in multi-family investments to our condensed consolidated financial statements for the three months ended September 30, 2017 is set forth below (dollar amounts in thousands):

Three Months Ended September 30, 2017
Interest income, multi-family loans held in securitization trusts	$76,186
Interest income, investment securities, available for sale (1)	2,463
Interest income, mezzanine loan and preferred equity investments (1)	3,660
Interest expense, multi-family collateralized debt obligation	67,030
Interest income, Multi-Family, net	15,279
Interest expense, investment securities, available for sale	2,036
Interest expense, securitized debt	708
Net interest income, Multi-Family	$12,535

(1)	Included in the Company’s accompanying condensed consolidated statements of operations in interest income, investment securities and other.

Cautionary Statement Regarding Forward-Looking Statements

When used in this press release, in future filings with the Securities and Exchange Commission (“SEC”) or in other written or oral communications, statements which are not historical in nature, including those containing words such as “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “would,” “could,” “goal,” “objective,” “will,” “may” or similar expressions, are intended to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and, as such, may involve known and unknown risks, uncertainties and assumptions.

Forward-looking statements are based on the Company’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to it. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to the Company. If a change occurs, the Company’s business, financial condition, liquidity and results of operations may vary materially from those expressed in its forward-looking statements. The following factors are examples of those that could cause actual results to vary from the Company’s forward-looking statements: changes in interest rates and the market value of the Company’s securities; changes in credit spreads; the impact of the downgrade of the long-term credit ratings of the U.S., Fannie Mae, Freddie Mac, and Ginnie Mae; market volatility; changes in the prepayment rates on the mortgage loans underlying the Company’s investment securities; increased rates of default and/or decreased recovery rates on the Company's assets; the Company’s ability to borrow to finance its assets and the terms thereof; changes in governmental laws, regulations or policies affecting the Company’s business; changes in the Company's relationships with its external managers; the Company’s ability to maintain its qualification as a REIT for federal tax purposes; the Company’s ability to maintain its exemption from registration under the Investment Company Act of 1940, as amended; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. These and other risks, uncertainties and factors, including the risk factors described in the Company’s reports filed with the SEC pursuant to the Exchange Act, could cause the Company’s actual results to differ materially from those projected in any forward-looking statements it makes. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect the Company. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For Further Information

CONTACT:    AT THE COMPANY
Kristine R. Nario
Chief Financial Officer
Phone: (646) 216-2363
Email: knario@nymtrust.com

FINANCIAL TABLES FOLLOW

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands, except share data)

	September 30, 2017	December 31, 2016
	(unaudited)
ASSETS
Investment securities, available for sale, at fair value (including $46,623 and $43,897 held in securitization trusts as of September 30, 2017 and December 31, 2016, respectively, and pledged securities of $493,632 and $690,592, as of September 30, 2017 and December 31, 2016, respectively)	$674,161	$818,976
Residential mortgage loans held in securitization trusts, net	79,875	95,144
Residential mortgage loans, at fair value	69,512	17,769
Distressed residential mortgage loans, net (including $133,972 and $195,347 held in securitization trusts as of September 30, 2017 and December 31, 2016, respectively)	369,651	503,094
Multi-family loans held in securitization trusts, at fair value	8,399,334	6,939,844
Derivative assets	182,115	150,296
Receivable for securities sold	1,261	—
Cash and cash equivalents	101,904	83,554
Investment in unconsolidated entities	51,268	79,259
Mezzanine loan and preferred equity investments	122,578	100,150
Real estate held for sale in consolidated variable interest entities	64,097	—
Goodwill	25,222	25,222
Receivables and other assets	123,944	138,323
Total Assets (1)	$10,264,922	$8,951,631
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Financing arrangements, portfolio investments	$608,304	$773,142
Financing arrangements, residential mortgage loans	160,562	192,419
Residential collateralized debt obligations	76,867	91,663
Multi-family collateralized debt obligations, at fair value	7,990,619	6,624,896
Securitized debt	98,371	158,867
Mortgages and notes payable in consolidated variable interest entities	57,342	1,588
Derivative liabilities	467	498
Payable for securities purchased	181,718	148,015
Accrued expenses and other liabilities	71,394	64,381
Subordinated debentures	45,000	45,000
Convertible notes	128,273	—
Total liabilities (1)	9,418,917	8,100,469
Commitments and Contingencies
Stockholders' Equity:
Preferred stock, $0.01 par value, 7.75% Series B cumulative redeemable, $25 liquidation preference per share, 6,000,000 shares authorized, 3,000,000 shares issued and outstanding	72,397	72,397
Preferred stock, $0.01 par value, 7.875% Series C cumulative redeemable, $25 liquidation preference per share, 4,140,000 shares authorized, 3,600,000 shares issued and outstanding	86,862	86,862
Common stock, $0.01 par value, 400,000,000 shares authorized, 111,854,023 and 111,474,521 shares issued and outstanding as of September 30, 2017 and December 31, 2016, respectively	1,119	1,115
Additional paid-in capital	750,438	748,599
Accumulated other comprehensive income	9,203	1,639
Accumulated deficit	(77,966)	(62,537)
Company's stockholders' equity	842,053	848,075
Non-controlling interest in consolidated variable interest entities	3,952	3,087
Total equity	846,005	851,162
Total Liabilities and Stockholders' Equity	$10,264,922	$8,951,631

(1)
Our condensed consolidated balance sheets include assets and liabilities of consolidated variable interest entities ("VIEs") as the Company is the primary beneficiary of these VIEs. As of September 30, 2017 and December 31, 2016, assets of consolidated VIEs totaled $8,799,352 and $7,330,872, respectively, and the liabilities of consolidated VIEs totaled $8,255,541 and $6,902,536, respectively.

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data)
(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2017	2016	2017	2016
INTEREST INCOME:
Investment securities and other	$9,716	$8,587	$29,716	$25,612
Multi-family loans held in securitization trusts	76,186	62,126	213,242	187,427
Residential mortgage loans	1,556	947	4,163	2,705
Distressed residential mortgage loans	3,924	7,865	16,627	25,173
Total interest income	91,382	79,525	263,748	240,917

INTEREST EXPENSE:
Investment securities and other	5,759	4,598	17,132	12,409
Convertible notes	2,630	—	7,220	—
Multi-family collateralized debt obligations	67,030	55,359	187,835	167,783
Residential collateralized debt obligations	403	322	978	937
Securitized debt	1,651	3,209	5,937	8,436
Subordinated debentures	589	519	1,699	1,528
Total interest expense	78,062	64,007	220,801	191,093

NET INTEREST INCOME	13,320	15,518	42,947	49,824

OTHER INCOME (LOSS):
Recovery of (provision for) loan losses	563	(26)	452	661
Realized gain on investment securities and related hedges, net	4,059	2,306	3,951	5,333
Realized gain on distressed residential mortgage loans, net	6,689	6,416	21,024	11,990
Net gain on residential mortgage loans at fair value	717	—	717	—
Unrealized gain (loss) on investment securities and related hedges, net	1,192	1,563	1,687	(1,594)
Unrealized gain on multi-family loans and debt held in securitization trusts, net	2,353	738	5,184	2,340
Income from operating real estate and real estate held for sale in consolidated variable interest entities	2,429	—	4,746	—
Other income	6,916	5,635	12,037	16,833
Total other income	24,918	16,632	49,798	35,563

Base management and incentive fees	1,386	1,453	4,355	7,958
Expenses related to distressed residential mortgage loans	2,225	2,398	6,682	8,332
Expenses related to operating real estate and real estate held for sale in consolidated variable interest entities	3,143	—	7,558	—
Other general and administrative expenses	4,242	4,854	14,196	11,711
Total general, administrative and operating expenses	10,996	8,705	32,791	28,001

INCOME FROM OPERATIONS BEFORE INCOME TAXES	27,242	23,445	59,954	57,386
Income tax expense	507	163	2,187	2,720
NET INCOME	26,735	23,282	57,767	54,666
Net loss (income) attributable to non-controlling interest in consolidated variable interest entities	1,110	(14)	3,597	(12)
NET INCOME ATTRIBUTABLE TO COMPANY	27,845	23,268	61,364	54,654
Preferred stock dividends	(3,225)	(3,225)	(9,675)	(9,675)
NET INCOME ATTRIBUTABLE TO COMPANY'S COMMON STOCKHOLDERS	$24,620	$20,043	$51,689	$44,979

Basic earnings per common share	$0.22	$0.18	$0.46	$0.41
Diluted earnings per common share	$0.21	$0.18	$0.45	$0.41
Weighted average shares outstanding-basic	111,886	109,569	111,824	109,487
Weighted average shares outstanding-diluted	131,580	109,569	129,931	109,487

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
SUMMARY OF QUARTERLY EARNINGS
(Dollar amounts in thousands, except per share data)
(unaudited)

	For the Three Months Ended
	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
Net interest income	$13,320	$15,708	$13,918	$14,814	$15,518
Total other income	24,918	8,172	16,705	5,675	16,632
Total general, administrative and operating expenses	10,996	11,589	10,204	7,220	8,705
Income from operations before income taxes	27,242	12,291	20,419	13,269	23,445
Income tax expense	507	442	1,237	375	163
Net income	26,735	11,849	19,182	12,894	23,282
Net loss (income) attributable to non-controlling interest in consolidated variable interest entities	1,110	2,487	—	3	(14)
Net income attributable to Company	27,845	14,336	19,182	12,897	23,268
Preferred stock dividends	(3,225)	(3,225)	(3,225)	(3,225)	(3,225)
Net income attributable to Company's common stockholders	24,620	11,111	15,957	9,672	20,043
Basic earnings per common share	$0.22	$0.10	$0.14	$0.09	$0.18
Diluted earnings per common share	$0.21	$0.10	$0.14	$0.09	$0.18
Weighted average shares outstanding - basic	111,886	111,863	111,721	109,911	109,569
Weighted average shares outstanding - diluted	131,580	111,863	126,602	109,911	109,569

Book value per common share	$6.05	$6.02	$6.08	$6.13	$6.34
Dividends declared per common share	$0.20	$0.20	$0.20	$0.24	$0.24
Dividends declared per preferred share on Series B Preferred Stock	$0.48	$0.48	$0.48	$0.48	$0.48
Dividends declared per preferred share on Series C Preferred Stock	$0.49	$0.49	$0.49	$0.49	$0.49

Capital Allocation Summary

The following tables set forth our allocated capital by investment type as well as the weighted average yield on interest earning assets, average cost of funds and portfolio net interest margin for our interest earning assets for the periods indicated (dollar amounts in thousands):

	Agency RMBS	Agency IOs	Multi-Family	Distressed Residential	Other	Total
At September 30, 2017
Carrying value	$377,316	$40,641	$723,170	$535,520	$136,304	$1,812,951
Net capital allocated	$53,687	$39,846	$495,882	$302,661	$(46,071)	$846,005
Three Months Ended September 30, 2017
Average interest earning assets	$396,588	$56,735	$536,537	$531,050	$126,848	$1,647,758
Weighted average yield on interest earning assets	1.64%	2.17%	11.39%	4.37%	4.21%	5.91%
Less: Average cost of funds	(1.37)%	(2.35)%	(4.46)%	(4.28)%	(2.57)%	(3.10)%
Portfolio net interest margin	0.27%	(0.18)%	6.93%	0.09%	1.64%	2.81%

At June 30, 2017
Carrying value	$397,213	$52,224	$749,643	$568,273	$133,488	$1,900,841
Net capital allocated	$57,466	$56,410	$508,068	$287,035	$(65,536)	$843,443
Three Months Ended June 30, 2017
Average interest earning assets	$418,998	$66,196	$529,285	$621,936	$123,711	$1,760,126
Weighted average yield on interest earning assets	1.65%	1.68%	11.10%	5.91%	3.96%	6.16%
Less: Average cost of funds	(1.22)%	(2.10)%	(4.28)%	(4.29)%	(2.13)%	(3.04)%
Portfolio net interest margin	0.43%	(0.42)%	6.82%	1.62%	1.83%	3.12%

At March 31, 2017
Carrying value	$420,124	$61,836	$733,383	$645,455	$132,266	$1,993,064
Net capital allocated	$68,156	$68,135	$501,133	$282,487	$(67,165)	$852,746
Three Months Ended March 31, 2017
Average interest earning assets	$441,013	$88,472	$457,943	$661,738	$120,372	$1,769,538
Weighted average yield on interest earning assets	1.72%	3.24%	11.31%	4.69%	3.73%	5.53%
Less: Average cost of funds	(1.16)%	(1.77)%	(4.55)%	(3.71)%	(2.81)%	(2.83)%
Portfolio net interest margin	0.56%	1.47%	6.76%	0.98%	0.92%	2.70%

At December 31, 2016
Carrying value	$441,472	$87,778	$628,522	$671,272	$127,359	$1,956,403
Net capital allocated	$59,846	$76,880	$394,401	$257,903	$62,132	$851,162
Three Months Ended December 31, 2016
Average interest earning assets	$462,229	$100,573	$377,751	$673,639	$121,761	$1,735,953
Weighted average yield on interest earning assets	1.36%	0.49%	12.36%	5.48%	3.37%	5.44%
Less: Average cost of funds	(1.22)%	(1.70)%	(5.54)%	(3.64)%	(2.48)%	(2.81)%
Portfolio net interest margin	0.14%	(1.21)%	6.82%	1.84%	0.89%	2.63%

At September 30, 2016
Carrying value	$479,359	$86,343	$561,207	$679,873	$126,841	$1,933,623
Net capital allocated	$59,482	$87,845	$413,943	$258,659	$43,151	$863,080
Three Months Ended September 30, 2016
Average interest earning assets	$491,843	$118,945	$341,637	$686,122	$122,825	$1,761,372
Weighted average yield on interest earning assets	1.55%	4.11%	12.55%	5.48%	3.01%	5.49%
Less: Average cost of funds	(0.58)%	(3.98)%	(6.55)%	(3.45)%	(2.39)%	(2.67)%
Portfolio net interest margin	0.97%	0.13%	6.00%	2.03%	0.62%	2.82%